EXHIBIT 24.2


              AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II

                                POWER OF ATTORNEY



         American Express Receivables Financing Corporation II, a Delaware corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Jay B. Stevelman, John D. Koslow, Leslie R. Scharfstein and Stephen P. Norman, jointly and severally, with full power of substitution and revocation, their true and lawful attorney-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the registration of up to $5,000,000,000 aggregate amount of Accounts Receivable Trust Certificates to be issued by the American Express Credit Account Master
Trust: a registration statement under the Securities Act of 1933, including all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority or stock exchange, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in counterparts.

         IN WITNESS WHEREOF, American Express Receivables Financing Corporation II has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 18th day of November 1998.

                                        AMERICAN EXPRESS RECEIVABLES
                                        FINANCING CORPORATION II


                                        By:  /s/ Leslie R. Scharfstein
                                                 ------------------------------
                                                 Leslie R. Scharfstein
                                                 President


ATTEST:



/s/  Michael Kuchs
     -----------------------------
     Michael Kuchs
     Secretary






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/s/  John D. Koslow
     -----------------------------
     John D. Koslow
     Director



/s/  Donald J. Puglisi
     -----------------------------
     Donald J. Puglisi
     Director



/s/  Jay B. Stevelman
     -----------------------------
     Jay B. Stevelman
     Director



/s/  Leslie R. Scharfstein
     -----------------------------
     Leslie R. Scharfstein
     President and
     (Principal Executive Officer)



/s/  Ellen J. Casey
     -----------------------------
     Ellen J. Casey
     Vice President and Treasurer
     (Principal Executive Officer and
     Principal Accounting Officer)

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              AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II


                             SECRETARY'S CERTIFICATE




         I, Michael Kuchs, Secretary of American Express Receivables Financing Corporation II (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certify that attached hereto is a true, complete and correct copy of the resolutions authorizing the Company to register and issue for sale up to $5,000,000,000 of accounts receivable trust certificates on behalf of the American Express Credit Account Master Trust. The resolutions were adopted by Unanimous Written Consent of the Board of Directors, dated November 18, 1998 and have not been modified or rescinded and remain in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand on and as of the 18th day of November, 1998.




                                                        /s/ Michael Kuchs
                                                   -----------------------------
                                                   Michael Kuchs
                                                   Secretary


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                            ACTION BY WRITTEN CONSENT

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                          AMERICAN EXPRESS RECEIVABLES
                            FINANCING CORPORATION II

                  The undersigned, being all of the members of the Board of Directors of American Express Receivables Financing Corporation II, a Delaware corporation (the "Company" or "this Corporation"), hereby adopt, by this written consent, in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, the following resolutions with the same force and effect as if they had been adopted by a duly authorized vote of the Board of Directors of the Company at a meeting of such Board of Directors duly called and held:

Registration and Issuance of Accounts Receivable Trust Certificates

         RESOLVED, that the Board of Directors authorizes and approves (i) the registration on Form S-3, under the Securities Act of 1933, as amended (the "Securities Act"), by this Corporation of securities (the "Securities") evidencing indebtedness of or undivided ownership interests in each trust formed pursuant to authorization of the Board of Directors in an aggregate principal amount of up to $5,000,000,000,
         (ii) the form of Registration Statement on Form S-3 attached hereto (the "Registration Statement") and (iii) the offer and sale of the Securities; and that this Board of Directors authorizes the proper officers of this Corporation to execute on behalf of this Corporation and the American Express Credit Account Master Trust (the "Trust"), and, when executed by such officers and by at least a majority of the Directors of this Corporation, to file with the Securities and Exchange Commission the Registration Statement (including exhibits thereto) in such form or with such changes thereto as such officers, in their discretion, shall approve, and any amendment or amendments to the Registration Statement, including any pre-effective amendments to the Registration Statement, that they, in their discretion, shall deem necessary or desirable, and to do all such other acts and things, including the preparation and filing with the Securities and Exchange Commission of prospectuses and prospectus supplements relating to the Securities registered and any other filing with the Securities and Exchange Commission or any state securities commission, as they, in their discretion, shall deem necessary or desirable in connection with such registration, including expending the funds of this Corporation.

         RESOLVED, that the President and any Vice President of this Corporation be, and each of them hereby is, authorized, in the name and on behalf of this Corporation and the Trust, to make application to the Securities and Exchange Commission for registration of any of the Securities under Section 12 of the Securities and Exchange Act of 1934, as amended, and to prepare, or cause to be prepared, and to execute and cause to be filed with the Securities and Exchange Commission and any securities exchange an application or applications for such registration and any and all amendments thereto and any


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         additional certificates, documents, letters and other instruments which any said officer may deem necessary or desirable, and to pay such filing, and other fees, if any, required in connection with such filing.

         RESOLVED, that the forms of each of the agreements or instruments which are included as exhibits to the Registration Statement be, and hereby are, approved in all respects, in each case in such form as the proper officers of this Corporation shall approve, and any officer of this Corporation is hereby authorized to make any changes necessary thereto as they may in their discretion see fit.

         RESOLVED, that this Board of Directors hereby designates The Corporation Trust Company as agent of this Corporation and the Trust for service of process in connection with the Registration Statement, as in effect from time to time, with authority to receive notices and communications for this Corporation and the Trust with respect to the registration under the Securities Act effected thereunder, and with all the powers consequent upon such designation under the rules and regulations of the Securities and Exchange Commission.

         RESOLVED, that it is desirable and in the best interests of this Corporation that the Securities be qualified or registered for sale in various states or other jurisdictions and that the Board of Directors hereby authorizes the proper officers of this Corporation, in the name and on behalf of this Corporation and the Trust, to take any and all action which they deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the states of the United States of America or other jurisdictions and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, issuer's covenants, appointments of attorneys to receive service of process, undertakings, and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any registration or qualification for as long as required by law or by the underwriters of such securities; and if any state securities administrator shall require certain resolutions to be adopted by the Board of Directors to evidence the authority conferred upon any such state securities administrator by these resolutions, then the Secretary or Assistant Secretary of this Corporation is instructed to prepare and certify the appropriate form of resolutions so required, and such resolutions shall thereupon be incorporated and adopted by reference, to the same extent as if presented to and adopted by the Board of Directors, provided that a copy of any such resolutions shall be affixed to these minutes by the Secretary or Assistant Secretary.

         RESOLVED, that this Board of Directors hereby authorizes each of the President and the Treasurer of this Corporation to sign on behalf of this Corporation and the Trust, as registrants, the Registration Statement and any amendment or amendments, which he or she, in his or her discretion, deems to be necessary or desirable.

         RESOLVED, that each officer and director who may be required or entitled to execute the Registration Statement or any amendment thereto, including any post-effective


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         amendment thereto (whether on behalf of this Corporation or the Trust or as an officer or director thereof or by attesting the seal of this Corporation or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Leslie R. Scharfstein, Stephen P. Norman, Robert Kraus and Carol V. Schwartz, and each of them severally, their true and lawful attorney(s) to execute in their name, place and stead in any such capacity the Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the said officers and directors every act whatsoever necessary or advisable to be done as fully as, and to the same extent, such officer or director might or could do in person.

         RESOLVED, that this Board of Directors hereby authorizes and directs the proper officers of this Corporation, in its name and on its behalf to prepare and file from time to time with the Securities and Exchange Commission all prospectuses and prospectus supplements relating to the offering of the Securities as may be necessary or desirable under the Securities Act, and to execute, verify and file with the Securities and Exchange Commission such other documents and such instruments and reports as may be necessary or desirable under the Securities Exchange Act of 1934, as amended, in each case in such form, and containing such terms and provisions, and with such changes, as such officers may determine, such determination to be conclusively evidenced by the filing thereof.

         RESOLVED, that the Company is hereby authorized to issue and sell (i) in one or more public offerings required to be registered with the Securities and Exchange Commission pursuant to applicable provisions of the Securities Act, or (ii) in one or more private placements exempt from registration under the Securities Act, certificates or securities ("Receivables Securities") relating to or representing an interest in receivables and assets relating thereto ("Receivables") acquired by the Company, in an aggregate principal amount not to exceed $5,000,000,000, upon such terms and conditions as may be fixed by a committee of this Board consisting of any two directors (the "Issuing Committee"), and such Committee hereby is authorized to determine the terms and conditions of all such Receivables Securities and the price, terms and conditions of the sale of such Receivables Securities to one or more purchasers, agents or underwriters.

         RESOLVED, that the Company is authorized to enter into one or more letter of credit agreements, cash collateral account or guarantee agreements, cash collateral loan agreements, cash collateral trust agreements, maturity guaranty agreements or other forms of credit enhancement agreements and supplements and amendments thereto with such counterparties as the President or any Vice President may approve, and the President or any Vice President is authorized to execute, acknowledge and deliver each such agreement containing such terms and provisions as the officer executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his execution thereof.

         RESOLVED, that the President and any Vice President is hereby authorized to take all actions and execute, acknowledge and deliver all agreements, instruments, certificates and documents (including without limitation one or more underwriting agreements, sales


                                       3

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         agency agreements or like agreements with any firm, institution or partnership providing for the sale of Receivables Securities and the compensation to be received by any underwriters or agents in accordance with the price, terms and conditions approved by the aforementioned Committee, one or more clearing agreements, one or more agreements providing for the listing of the Receivables Securities on any exchange which the President or any Vice President may deem desirable, one or more indemnification agreements, one or more loan agreements and promissory notes, one or more sale or participation agreements relating to the participation or sale of interests in the Exchangeable Transferor Certificate, one or more letters of representations relating to the registration of Receivables Securities, one or more paying agency agreements or other agreements relating to the appointment of registrars, transfer agents and other agents and functionaries with respect to the Receivables Securities) as such officer may deem necessary, appropriate or desirable in connection with the offer and sale of any Receivables Securities.

         RESOLVED, that the President or any Vice President are hereby authorized to execute Receivables Securities by manual or facsimile signature, including to replace any securities which are lost, stolen, mutilated or destroyed and any securities required for exchange, substitution or transfer, all as provided in the applicable Indenture, Pooling and Servicing Agreement or other agreement.

         RESOLVED, that the proper officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, with limitation, the payment of expenses), and to execute (by manual or facsimile signature), acknowledge and deliver any and all agreements, instruments, certificates, documents, financing statements or other writings, that such officer of officers may deem necessary, appropriate or desirable in order to carry out the purposes and intent of the foregoing resolutions.


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                  IN WITNESS WHEREOF, the undersigned, being all the directors of American Express Receivables Financing Corporation II have executed this written consent as of the 18th day of November, 1998.



                                          /s/ Jay B. Stevelman
                                          ---------------------------
                                          Jay B. Stevelman


                                          /s/ Donald J. Puglisi
                                          ---------------------------
                                          Donald J. Puglisi


                                          /s/ John D. Koslow
                                          ---------------------------
                                          John D. Koslow